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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of
  Interspeed, Inc.:


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-81071 of Interspeed, Inc. on Form S-1 of our report dated July 23, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
August 10, 1999